UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2015

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	000-53680	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

WRG Stock Purchase Agreement.

On September 24, 2015, we entered into an asset purchase agreement, dated as of August 31, 2015, with Carey Williams and Stefan Russell, the owners of all of the capital stock of W/R Group, Inc., an Arizona corporation (“WRG”). The asset purchase agreement replaced a stock purchase agreement, effective as of August 11, 2015, that we entered into with the owners of WRG.

Under the terms of the asset purchase agreement, we and WRG Acquisition Corporation, a newly formed Arizona subsidiary of our company (the “Buyer”) agreed to cause the Buyer to purchase 100% of the assets and business of WRG and to assume substantially all of the liabilities of WRG, including certain pre-closing contingent liabilities, but excluding tax obligations arising prior to the Closing Date. In addition to the Buyer’s assumption of the assumed liabilities, we agreed to cause the Buyer pay total cash consideration of up to $42.25 million, of which, $30.0 million is payable at closing in cash to the WRG stockholders and up to $12.25 million is payable as earn-out payments over the five consecutive fiscal years of WRG commencing January 1, 2016 and ending December 31, 2020, subject to extension as provided below.

The earn-out payments under the asset purchase agreement are substantially identical to the earn-out payments provided under the prior stock purchase agreement, and which we reported on our Form 8-K filed with the SEC on August 17, 2015.

We revised the acquisition structure for WRG from a stock purchase to an asset purchase based our belief that it is in the best interests of our company and shareholders for us not to assume any prior tax liabilities of WRG or its owners.

The full text of the asset purchase agreement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Form 8-K.

As part of the above transaction, we also amended and restated the merger agreement, effective as of September 24, 2015, with WR Group IC-Disc, Inc., a Nevada corporation (“DiscCo”) and Stefan Russell, the sole stockholder of DiscCo. Under the terms of the revised merger agreement, DiscCo will merge with and into a newly formed Nevada merger subsidiary of DS Healthcare, with our merger subsidiary as the surviving corporation of the merger. Prior to the closing of the merger, our merger subsidiary will qualify as a domestic international sales corporation.

Under the terms of the merger agreement, Russell, as the sole stockholder of DiscCo, will receive merger consideration consisting of the sum of (a) 625,000 shares of our common stock, determined by dividing a value of $2,000,000 by $3.20 per share (the “Closing Merger Consideration”), and (b)169,492 additional shares of our common stock valued at $500,000 (the “Additional Merger Shares”); with such shares of common stock, in each case, valued based on the closing price of our common stock, as quoted on the Nasdaq Capital Market on September 23, 2015. The other financial terms of the restated merger agreement are substantially identical to the terms set forth in the prior merger agreement, and which we reported on our Form 8-K filed with the SEC on August 17, 2015

On the closing date of the Merger, we will cause the surviving corporation of the merger to retire and pay a $4.0 million note payable by DiscCo to Mr. Williams.

Consummation of the merger will occur immediately following the acquisition of the WRG capital stock under the stock purchase agreement, and a consummation of both our purchase of the WRG assets and business and the merger with DiscCo are co-dependent upon each other and conditions to consummation of each of the asset purchase agreement and merger agreement, including the entry into employment agreements with each of Messrs. Williams and Russell.

The full text of the merger agreement is attached hereto as Exhibit 10.2 and is hereby incorporated into this Form 8-K by reference.

On the Closing Date of the asset purchase agreement and the merger agreement, we will enter into a stockholders agreement with Williams and Russell as it relates to the management and operation of WR Group. Under the terms of the stockholders agreement, the boards of directors of each of WRG and our merger subsidiary will continue to consist of five persons, three of whom shall be nominated by our company and two of whom shall be Russell and Williams or their designees. In addition, Russell shall be invited to serve on the board of directors of our company. The businesses of WR Group will be managed by the board of directors, except that certain specified major decisions related to WR Group and generally involving major capital or financial matters and related party transactions, will also require the approval or consent of Russell and Williams.

The foregoing summary of certain terms of the stockholders agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the stockholders agreement, a copy of which is attached hereto as Exhibit 10.3 and is hereby incorporated into this Form 8-K by reference.

Conditions to Consummation of the Transactions.

Consummation of the transactions contemplated by the asset purchase agreement and the merger agreement is subject to a number of conditions including the following:

•

Completion of the audit of the financial statements of both WRG and DiscCo for the two fiscal years ended December 31, 2013 and December 31, 2014 by Marcum LLP, our independent public accountants, and review of the unaudited financial statements of WR Group as of June 30, 2015 and for the six-month periods ended June 30, 2014 and June 30, 2015;

•

Completion by November 24, 2015 of a satisfactory due diligence investigation of the business and financial condition of WR Group;

•

Our entry into five year employment agreements with each of Carey Williams and Stefan Russell and a stockholders agreement with such persons relating to the ongoing operations of the WR Group;

•

Our obtaining from one or more investors any combination of secured or unsecured debt or equity financing aggregating not less than $35.0 million to enable us to pay the cash portion of the purchase price under the stock purchase agreement and other financial obligations owed pursuant to the merger agreement, and all transaction expenses; all upon such terms and conditions as shall be reasonably acceptable to our Board of Directors and the WRG stockholders; and

•

Our delivery to the WRG stockholders on or before November 15, 2015 a term sheet or commitment letter from one or more financially credible financing sources demonstrating the availability of the required financing, the terms and conditions of which shall be reasonably acceptable to the Board of Directors of the Company and reasonably acceptable to the WRG stockholders.

We cannot assure you that any or all of the foregoing conditions to closing will be satisfied on a timely basis, if at all. Even if we are able to obtain the required financing on terms satisfactory to the parties, we cannot assure you that the required financing will not materially burden our company with excessive debt, or if equity is issued in connection therewith, that the terms of such equity financing will not substantially dilute the equity interests of our existing stockholders. If the transactions are consummated, we cannot assure you that we will be successful in integrating the business of WR Group with our existing business or that such acquisitions will prove to be profitable to us and beneficial to our stockholders.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02.

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of the Company’s common stock will be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of such common stock will not involve a public offering and will be made without general solicitation or advertising. Each of the WRG stockholders represented that, among other things, he is an accredited investor, as such term is defined under the securities laws.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than seventy-five days after the date on which the acquisitions of the WR Group contemplated by this Current Report on Form 8-K is consummated.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than seventy-five days after the date on which the acquisitions of the WR Group contemplated by this Current Report on Form 8-K is consummated.

(d) Exhibits.

Exhibit No.	Description

10.1

Asset Purchase Agreement dated as of August 31, 2015 and effective as of September 24, 2015 among DS Healthcare Group, Inc., WRG Acquisition Corporation, WR Group IC-Disc, Inc. Stefan Russell, Carey Williams and W/R Group, Inc.

10.2

Agreement and Plan of Merger and Reorganization dated as of August 31, 2015 and effective as of September 24, 2015 among DS Healthcare Group, Inc., WR Group Acquisition Corp., Stefan Russell and WR Group IC-Disc, Inc.

10.3	Form of Stockholders Agreement among Stefan Russell, Carey Williams and DS Healthcare Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: September 28, 2015	By:	/s/ Daniel Khesin
Daniel Khesin
Chief Executive Officer